Exhibit 99.1

     I-many, Inc. Reports Third Quarter 2003 Results; Strong New
     License Sales, Decreasing Costs vs. Q2 2003 Highlight Quarter

    EDISON, N.J.--(BUSINESS WIRE)--Oct. 28, 2003--I-many, Inc.
(NASDAQ: IMNY):

    Highlights:

    -- Quarterly revenue of $7.3 million, excluding $3.7 million of new deferred license revenue

    -- Pro forma operating expense reduction of approximately $1.8 million versus Q2 2003

    --  Cash increases by $1.2 million from Q2 2003 to $29.0 million

    -- Customers include Purdue Pharma, Gensia, Kellogg's, Bosch, and Warner Chilcott

    I-many, Inc. (NASDAQ:IMNY), the leader in enterprise contract management solutions, has announced financial results for the third quarter ended September 30, 2003.
    Net revenues for the third quarter totaled $7.3 million, with license revenue of $1.2 million and service revenue of $6.1 million, representing 17% and 83% of revenue, respectively. These numbers do not include $3.7 million of new license revenue booked in the quarter that has been deferred and for which payment has been received. GAAP loss for the third quarter was ($0.16) per share with a pro forma loss of ($0.14) per share on a basic and fully diluted basis. Pro forma net loss per share differs from GAAP loss per share as it excludes non-cash charges for amortization of purchased intangibles of $0.3 million, restructuring charges of $0.4 million and stock based compensation of $0.5 million. A more detailed reconciliation of the differences between pro forma and GAAP results is included in the financial tables which are part of this press release.
    "I am extremely pleased with our performance in the third quarter," commented I-many CEO and President A. Leigh Powell. "On a consecutive quarter basis, we reduced cash operating expenses by $1.8 million, grew cash by $1.2 million to over $29 million, and posted an enormous increase in deferred revenue. Including $3.7 million of new license revenue that was deferred from Q3, license sales in the quarter totaled $4.9 million, which represents a 26% increase over license sales of $3.9 million in Q2 2003. In addition, we released significant new versions of key products, including I-many ECM Foundation, I-many Contract Manager, I-many Integration Manager, I-many Report Manager and I-many CARS. These significant new product releases reflect our investment and commitment to leadership in the Enterprise Contract Management marketplace and continued focus on the needs of our customers."
    For the quarter ended September 30, 2003, total net revenue decreased 46% to $7.3 million from $13.5 million for the quarter ended September 30, 2002 and 29% from $10.2 million for the second quarter of 2003. License revenue decreased 84% to $1.2 million in the quarter ended September 30, 2003 from $7.9 million in the quarter ended September 30, 2002. Non-healthcare revenue accounted for 38% of total revenue, or approximately $2.8 million, for the quarter ended September 30, 2003, compared to $5.1 million, or 38% for the same period in 2002. Non-healthcare license revenue accounted for 29% and service revenue was 71% of total non-healthcare revenue in the third quarter. Gross margin for the third quarter of 2003 was 44% of revenue as compared with 74% of revenue for the third quarter 2002. The reduced gross margin resulted primarily from the deferral of $3.7 million in license revenue in this quarter.
    The Company recorded a GAAP net loss in the third quarter of 2003 of $6.6 million, or ($0.16) per share, compared to a GAAP net loss of $4.2 million or ($0.10) per share, for the same period in 2002. Included in the third quarter 2003 GAAP results were a non-cash charge of $0.3 million for amortization of acquired intangibles, $0.4 million of charges associated with the consolidation of I-many's offices and non-cash option charges of $0.5 million associated with the granting of stock options. Third quarter 2002 GAAP charges included $1.3 million for amortization of acquired intangibles and $0.8 million for restructuring charges associated with asset write downs. Excluding these items, the Company recorded a pro forma net loss for the third quarter of 2003 of $5.5 million, or ($0.14) per share, compared to pro forma net loss of $2.0 million, or ($0.05) per share, in the third quarter of 2002.

    I-many will be holding a conference call tomorrow at 10:00 A.M. EST / 7:00 A.M. PST. The webcast of the call may be accessed at I-many's Web site at www.imany.com.

    Use of Non-GAAP Financial Information

    To supplement our GAAP financial statements, the Company uses non-GAAP, or pro forma measures of operating results. This non-GAAP financial information is provided as additional information for investors and is not in accordance with or an alternative to GAAP. These adjusted results exclude certain costs, expenses, gains and losses we believe should be excluded in order to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of the operating performance of the Company as opposed to GAAP results, which may include non-recurring, infrequent or other non-cash charges associated with restructuring, amortization of purchased intangibles or impairment losses that are not material to the ongoing performance of the Company's business. Company management uses these non-GAAP results as a basis for planning and forecasting core business activity in future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with generally accepted accounting principles in the United States.

    About I-many

    I-many (NASDAQ: IMNY) is the leading provider of enterprise contract management solutions. The company's solutions automate contracting processes, ensure contract compliance and track contract performance resulting in higher contract revenues and reduced operating costs. More than 250 life science, consumer goods, food service and manufacturing companies use I-many solutions. On July 21, 2003, the Company announced that it has entered into an agreement to sell its health and life science business to Neoforma, Inc. for $20 million in cash and stock. For more information, visit the Company at http://www.imany.com.

    This news release contains forward-looking statements, and actual results may vary from those expressed or implied herein. Factors that could affect these results include: the possibility that current economic conditions will not improve as anticipated; the risk that the length of the sales cycle for the Company's products will make the market for the Company's products more unpredictable; the risk that the Company's historical dependence on the healthcare market will make it difficult grow its business in the ECM market following the sale of its health and life science business to Neoforma; the risk that the Company will not be successful in opening new markets for its products; and other risk factors set forth from time to time in the Company's filings with the Securities and Exchange Commission.

    (tables to follow)

                             I-MANY, INC.
            Condensed Consolidated Statements of Operations
               (in thousands, except per share amounts)
                              (Unaudited)

                                   Three months         Nine months
                               ended September 30, ended September 30,
                                   2003    2002       2003      2002
                               ---------- -------- --------- ---------

Net Revenues:
Product                           $1,227   $7,863    $9,996    $24,452
Services                           6,056    5,633    18,624     18,612
                               ---------- -------- --------- ---------
     Total net revenues            7,283   13,496    28,620     43,064

Cost of revenue                    4,111    3,490    11,757     11,148
                               ---------- -------- --------- ---------

Gross profit                       3,172   10,006    16,863     31,916

Operating expenses:
Sales and marketing                3,287    5,559    12,689     16,184
Research and development           4,169    4,192    12,840     12,717
General and administrative         1,291    1,780     4,533      4,857
Depreciation                         438      594     1,615      1,754
Amortization of goodwill and
 other intangible assets             331    1,340     1,656      3,723
In-process research and
 development                           0        0         0      1,000
Impairment of goodwill and
 acquired intangible assets            0        0    16,786          0
Restructuring and other charges      359      780     1,981        780
                               ---------- -------- --------- ---------
     Total operating expenses      9,875   14,245    52,100     41,015
                               ---------- -------- --------- ---------

Loss from operations              (6,703)  (4,239)  (35,237)   (9,099)

Other income, net                     77       70       202        185
                               ---------- -------- --------- ---------

Net loss                         ($6,626) ($4,169) ($35,035)  ($8,914)
                               ========== ======== ========= =========

Basic and diluted net loss per
 common share                     ($0.16)  ($0.10)   ($0.87)   ($0.23)
                               ========== ======== ========= =========

Weighted average shares
 outstanding                      40,451   40,344    40,424     39,549
                               ========== ======== ========= =========


                             I-MANY, INC.
                Condensed Consolidated Balance Sheets
                            (in thousands)

                                         September 30,    December 31,
                                                 2003            2002
                                       --------------- ---------------
                                         (Unaudited)

Assets
Current Assets:
   Cash and cash equivalents                  $27,461         $35,979
   Restricted cash                              1,127             772
   Accounts receivable                          8,299          12,557
   Other current assets                         1,031           1,052
                                       --------------- ---------------
        Total current assets                   37,918          50,360

Property and equipment, net                     2,207           3,438
Restricted cash                                   414             348
Other assets                                      517             292
Acquired intangible assets, net                 3,153           6,828
Goodwill                                        8,531          23,298
                                       --------------- ---------------

        Total assets                          $52,740         $84,564
                                       =============== ===============


Liabilities and Stockholder's Equity
Current liabilities:
   Accounts payable and accrued
    expenses                                   $8,134          $9,915
   Deferred revenue                            10,401           7,550
   Current portion of capital lease
    obligations                                   722             433
                                       --------------- ---------------
        Total current liabilities              19,257          17,898

Capital Lease Obligations, net of
 current portion                                  186             375
Other long-term liabilities                       761              75

Redeemable Convertible Preferred Stock              0               -

Stockholders' Equity                           32,536          66,216
                                       --------------- ---------------

        Total liabilities and
         stockholders' equity                 $52,740         $84,564
                                       =============== ===============



                             I-MANY, INC.
    Pro Forma Condensed Consolidated Statements of Operations (1)
               (in thousands, except per share amounts)
                             (unaudited)


                                 Three months          Nine months
                             ended September 30,   ended September 30,
                                 2003     2002         2003    2002
                             ----------- --------- ---------- --------

Net Revenues:
    Product                      $1,227    $7,863     $9,996  $24,452
    Services                      6,056     5,633     18,624   18,612
                             ----------- --------- ---------- --------
         Total net revenues       7,283    13,496     28,620   43,064

Cost of revenue                   3,996     3,490     11,642   11,148
                             ----------- --------- ---------- --------

Gross profit                      3,287    10,006     16,978   31,916

Proforma operating expenses:
    Sales and marketing           3,187     5,559     11,794   16,184
    Research and development      3,981     4,192     12,652   12,717
    General and
     administrative               1,242     1,780      4,484    4,857
                             ----------- --------- ---------- --------
         Total proforma
          operating expenses      8,410    11,531     28,930   33,758
                             ----------- --------- ---------- --------

EBITDA                           (5,123)   (1,525)   (11,952)  (1,842)

Other proforma income and (expense):
    Depreciation                   (438)     (594)    (1,615)  (1,754)
    Other income, net                77        70        202      185
                             ----------- --------- ---------- --------

Proforma net income (loss)      ($5,484)  ($2,049)  ($13,365) ($3,411)
                             =========== ========= ========== ========


Proforma net income (loss)
 per common share                ($0.14)   ($0.05)    ($0.33)  ($0.09)
                             =========== ========= ========== ========

Weighted average common
 shares outstanding              40,451    40,344     40,424   39,549
                             =========== ========= ========== ========


(1) These pro forma amounts exclude charges for: amortization of goodwill and other intangibles, and in process research and development.


Reconciliation to GAAP Net Income (Loss):

Proforma net loss               ($5,484) ($2,049)   ($13,365) ($3,411)

Less acquisition-related and other non-
 cash GAAP charges:
    Impairment of goodwill
     and acquired intangible
     assets                           0        0     (16,786)       0
    Non-cash option and
     warrant charges               (452)       0      (1,247)       0
    Amortization of other
     acquired intangible
     assets                        (331)  (1,340)     (1,656)  (3,723)
    Restructuring and other
     charges                       (359)    (780)     (1,981)    (780)
    In-process research and
     development                      0        0           0   (1,000)
                             ----------- -------- ----------- --------

GAAP net loss                   ($6,626) ($4,169)   ($35,035) ($8,914)
                             =========== ======== =========== ========

    CONTACT: I-many, Inc.
             Kevin Harris, 732-516-2690
             Kharris@imany.com